UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2007

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

3/F., 80 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As used in this current report, the terms "we", "us" and "our" refer to Lightscape Technologies Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to "common shares" refer to shares of common stock in the capital of our company.

COMMON SHARE SUBSCRIPTION AGREEMENT

On December 11, 2007, we entered into a subscription agreement with SMC Investment Management Limited, a British Virgin Islands company (“SMC”). Pursuant to the terms and conditions of the subscription agreement, our company agreed to issue 2,450,000 common shares at a price per share of $0.65 to SMC. On December 11, 2007, we closed the subscription agreement. Pursuant to the terms and conditions of the subscription agreement, we issued 2,450,000 common shares at a price per share of $0.65 to SMC for gross proceeds of $1,592,500.

Item 3.02 Unregistered Sales of Equity Securities.

On December 11, 2007, we closed a private placement consisting of an aggregate 2,450,000 common shares at a price of $0.65 per share for gross proceeds of $1,592,500. We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

10.1	Subscription Agreement between Lightscape Technologies Inc. and SMC Investment Management Limited dated December 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By:	/s/ Bondy Tan
Name: Bondy Tan
Title: President and Chief Executive Officer
Dated: December 14, 2007